Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-49262, 333-26225, 333-28883, 333-28885, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028 and 333-135128 on Form S-8, Registration Statement No. 333-64572 on Form S-3, Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, and 333-83767 on Form S-3/A, and Registration Statements No. 333-45916, 333-496644 and 333-147951 on Form S-4/A of our reports dated March 14, 2008 relating to the consolidated financial statements and financial statement schedules of the AES Corporation and the effectiveness of The AES Corporation’s internal control over financial reporting (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” in 2007, Financial Accounting Standards Board Statement No. 158,”Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” in 2006, the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” in 2005, the restatement of the 2006 and 2005 consolidated financial statements and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

McLean, Virginia

March 14, 2008